Exhibit 10.01

FIRST AMENDMENT TO CREDIT AGREEMENT

Parties:

“CoBank”:	CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:	Pilgrim’s Pride Corporation
110 South Texas Street
Pittsburg, Texas 75686

“Syndication Parties”:	Whose signatures appear below

Execution Date: December 13, 2006

Recitals:

A. CoBank (in its capacity as the Administrative Agent (“Agent”), the Syndication Parties signatory thereto, and Borrower have entered into that certain 2006 Amended and Restated Credit Agreement (Convertible Revolving Loan and Term Loan) dated as of September 21, 2006 (as amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which the Syndication Parties, and any entity which becomes a Syndication Party on or after September 21, 2006, have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties modify certain provisions relating to the Available Amount calculation and Advances under the Term Loan, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this First Amendment to Credit Agreement (“First Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1 The following Sections in Article 1 are amended to read as follows:

1.12 Available Amount: the lesser of (a) the Aggregate Commitment; and (b) the sum of (i) seventy-five percent (75%) of the Appraised Value (as shown on the latest Available Amount Report pursuant to the latest Appraisal as provided pursuant to the 2004 Credit Agreement or this Credit Agreement, whichever is later) of the Collateral (other than the GK Collateral) in which the Syndication Parties have a perfected first priority lien, subject to Permitted Encumbrances, (without considering the lien which secures any Pari Passu Loan), plus (ii) so long as such properties are not included in clause (b)(i) of this Section, (A) seventy-five percent (75%) of the Appraised Value (as shown on the latest Available Amount Report based on the latest Appraisal as provided pursuant to this Credit Agreement, less the full amount owing under the Mayfield IRB Lien) of Borrower’s leasehold interest in the Mayfield , Kentucky Property arising under the Mayfield Lease, provided that the Syndication parties have a perfected second priority lien thereon (junior only to the Mayfield IRB Lien) or a second priority lien on the fee interest in the real property which is the subject of the Mayfield Lease (junior only to the lien granted in favor of the trustee under the Mayfield Indenture and/or to the issuer of the letter of credit (or substitute therefore) under the Mayfield Indenture, and provided that the issuer of such letter of credit (or substitute therefore) agrees in writing that in the event of a draw under such letter of credit (or equivalent claim under such substitute therefore), it will allow the Agent and the Syndication Parties to reimburse the issuer of the letter of credit (or substitute therefore) prior to commencing foreclosure in its lien on the fee interest), subject to Permitted Encumbrances, (without considering the lien which secures any Pari Passu Loan), and provided further that (1) on or prior to the date Borrower grants a second lien on borrower’s leasehold interest in the Mayfield Kentucky Property to the Agent for the benefit of the Syndication Parties, the holders of the Mayfield IRB Lien and the issuer under the Mayfield Indenture have executed such agreement as the Administrative Agent shall reasonably require regarding notice and cure of defaults under the Mayfield Lease, foreclosure on the Mayfield IRB Lien, and foreclosure on the lien on Borrower’s leasehold interest in the Mayfield Kentucky Property in favor of the Syndication Parties, agreeing to provide written notice to the Agent in the event it intends to issue any additional bonds under the Mayfield Indenture to be secured by the Mayfield IRB Lien (in which case the Available Amount would be automatically reduced by the amount of such additional bonds), and approving of the second lien on Borrower’s leasehold interest in the Mayfield Kentucky Property in favor of the Syndication Parties, (2) all of the requirements of Sections 10.18 hereof (as they relate to a leasehold, rather than fee, interest and shall insure the lien of the Administrative Agent on behalf of the Syndication Parties as a second priority lien, subject only to the Mayfield IRB Lien and Permitted Encumbrances) have been satisfied with respect to Borrower’s leasehold interest in such property, and (3) Borrower’s leasehold interest in the Mayfield Kentucky Property will automatically be excluded from determination under this clause (ii) of the Available Amount upon termination or expiration of the Mayfield Lease, and (B) seventy-five percent (75%) of the Appraised Value (as shown on the latest Available Amount Report based on the latest Appraisal as provided pursuant to this Credit Agreement, less the full amount owing under the Graves IRB Lien) of Borrower’s leasehold interest in the Graves County, Kentucky Property arising under the Graves Lease, provided that the Syndication parties have a perfected second priority lien thereon (junior only to the Graves IRB Lien) or a second priority lien on the fee interest in the real property which is the subject of the Graves Lease (junior only to the lien granted in favor of the trustee under the Graves Indenture and/or to the issuer of the letter of credit (or substitute therefore) under the Graves Indenture, and provided that the issuer of such letter of credit (or substitute therefore) agrees in writing that in the event of a draw under such letter of credit (or equivalent claim under such substitute therefore), it will allow the Agent and the Syndication Parties to reimburse the issuer of the letter of credit (or substitute therefore) prior to commencing foreclosure in its lien on the fee interest), subject to Permitted Encumbrances, (without considering the lien which secures any Pari Passu Loan), and provided further that (1) on or prior to the date Borrower grants a second lien on borrower’s leasehold interest in the Graves County Kentucky Property to the Agent for the benefit of the Syndication Parties, the holders of the Graves IRB Lien and the issuer under the Graves Indenture have executed such agreement as the Administrative Agent shall reasonably require regarding notice and cure of leasehold defaults, foreclosure on the Graves IRB Lien, and foreclosure on the lien on the Borrower’s leasehold interest in the Graves County Kentucky Property in favor of the Syndication Parties, agreeing to provide written notice to the Agent in the event it intends to issue any additional bonds under the Graves Indenture to be secured by the Graves IRB Lien (in which case the Available Amount would be automatically reduced by the amount of such additional bonds), and approving of the second lien on Borrower’s leasehold interest in the Graves County Kentucky Property in favor of the Syndication Parties, (2) all of the requirements of Section 10.18 hereof (as they relate to a leasehold, rather than fee, interest and shall insure the lien of the Administrative Agent on behalf of the Syndication parties as a second priority lien, subject only to the Graves IRB Lien and Permitted Encumbrances) have been satisfied with respect to Borrower’s leasehold interest in such property, and (3) Borrower’s leasehold interest in the Graves County Kentucky Property will automatically be excluded from determination under this clause (ii) of the Available Amount upon termination or expiration of the Graves Lease, plus (iii) (A) during the period from the Closing Date to, but not including, the Control Acquisition Date, the GK Pro Rata Share of 150% of the net book value of the GK Fixed Assets, (B) during the period on and after the Control Acquisition Date to, but not including, the GK Lien Date: (1) during any part of such period that the Loans are directly or indirectly secured by the Gold Kist Stock (and while the Gold Kist Stock constitutes “margin stock” as that term is defined in Federal Reserve Board Regulation U at 12 C.F.R. §221.2), then fifty percent (50.0%) of the market value (determined as provided in Federal Reserve Board Regulation U at 12 C.F.R. §221.7) of the Gold Kist Stock on which the Syndication Parties have a perfected first priority lien security interest, and (2) during any part of such period that the Loans are not secured, directly or indirectly, by any Gold Kist Stock (while the Gold Kist Stock constitutes “margin stock” as that term is defined in Federal Reserve Board Regulation U at 12 C.F.R. §221.2), then the GK Pro Rata Share of 150% of the net book value of the GK Fixed Assets, and (C) on and after the GK Lien Date, seventy-five percent (75%) of the Appraised Value (as shown on the latest Available Amount Report pursuant to the latest Appraisal as provided by Borrower to the Administrative Agent) of the GK Fixed Assets in which the Syndication Parties have a perfected first priority lien, subject to Permitted Encumbrances, (without considering the lien which secures any Pari Passu Loan) and as to which all of the requirements of Section 10.21 hereof have been satisfied, less (iv) the amount owing under all Pari Passu Loans.

1.79 Individual Term Pro Rata Share: shall, subject to such adjustment as may be required pursuant to Section 3.6 hereof in the event of a Hancock Payoff Advance, mean with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 8 decimal points), (a) where the numerator is such Syndication Party’s Individual Term Commitment; and the denominator is the Aggregate Term Commitment; or (b) if the determination is being made solely with respect to the Fixed Rate Tranche, then where the numerator is such Syndication Party’s Individual Fixed Rate Term Commitment and the denominator is the Fixed Rate Term Commitment; or (c) if the determination is being made solely with respect to the Floating Rate Tranche, then where the numerator is such Syndication Party’s Individual Floating Rate Term Commitment and the denominator is the Floating Rate Term Commitment, determined in each case (y) in the case of LIBO Rate Loans, at 12:00 noon (Central time) on the Banking Day Borrower delivers a Borrowing Notice pursuant to which Borrower requests such LIBO Rate Loan, and (z) in all other cases, 12:00 noon (Central time) on the Banking Day such determination is to be made.

1.124 Term Loan Allocation Ratio: means (a) for the Floating Rate Tranche means the ratio, expressed as a percentage, determined by dividing (i) (A) the Floating Rate Term Commitment, less (B) the outstanding principal balance owing under the Floating Rate Tranche, by (ii) (A) the Aggregate Term Commitment, less (B) the aggregate outstanding principal balance owing under the Floating Rate Tranche and the Fixed Rate Tranche; and (b) for the Fixed Rate Tranche means the ratio, expressed as a percentage, determined by dividing (i) (A) the Fixed Rate Term Commitment, less (B) the outstanding principal balance owing under the Fixed Rate Tranche, by (ii) (A) the Aggregate Term Commitment, less (B) the aggregate outstanding principal balance owing under the Floating Rate Tranche and the Fixed Rate Tranche.

1.2 The following new Sections are added to Article 1, reading as follows:

1.134 Graves County Kentucky Property: means the real property described on Exhibit 1.134 hereto, and all fixtures, equipment, and improvements located on such real property.

1.135 Graves IRB Lien: means the Lien on the Graves County Kentucky Property created by that certain Mortgage and Security Agreement, dated as of December 1, 1988, between the County of Graves, Kentucky and Seaboard Farms of Kentucky, Inc., as Mortgagors and Debtors, and Irving Trust Company, as Trustee under the Graves Indenture and as issuer of an irrevocable letter of credit in the face amount of $10,075,206 to provide funds for the payment of amounts owing on the Graves Bonds, as Mortgagees and Secured Parties (“Graves Mortgage”), as supplemented by that certain Supplement, dated as of January 1, 1990, between the County of Graves, Kentucky and Seaboard Farms of Kentucky, Inc., as Mortgagors and Debtors, and The Bank of New York (f/k/a Irving Trust Company), as Mortgagees and Secured Parties, pursuant to which the property subject to the lien of the Graves Mortgage was more particularly described.

1.136 Graves Indenture: means that certain Amended and Restated Indenture of Trust, dated as of December 1, 1988, by and between the County of Graves, Kentucky, as Issuer, and Irving Trust Company, as Trustee, pursuant to which the Issuer issued $9,500,000 aggregate principal amount of its Variable Rate Demand Industrial Development Revenue Bonds (Seaboard Farms of Kentucky, Inc. Project) Series 1988 (“Graves Bonds”).

1.137 Graves Lease: means that certain Lease, dated as of December 1, 1988, by and between the County of Graves, Kentucky, as Lessor, and Seaboard Farms of Kentucky, Inc., as Lessee, pursuant to which (a) the Lessor leased the Graves County Property to the Lessee and (b) the Lessee has an option to purchase the Graves County Property for an amount equal to, and after deduction for any amounts then on deposit under the Graves Indenture and available therefore, the amount necessary to retire and redeem at the earliest permitted date all then outstanding Graves Bonds, pay all accrued interest, pay all fees and expenses of the Graves Trustee and other Persons described in Section 5.6(d) of the Graves Lease, and pay all amounts then due to the Issuer under the Graves Lease plus $100.00.

1.138 Mayfield County Kentucky Property: means the real property described on Exhibit 1.138 hereto, and all fixtures, equipment, and improvements located on such real property.

1.139 Mayfield IRB Lien: means the Lien on the Mayfield Kentucky Property created by that certain Mortgage and Security Agreement, dated as of August 1, 1989, between the City of Mayfield, Kentucky and Seaboard Farms of Kentucky, Inc., as Mortgagors and Debtors, and Irving Trust Company, as Trustee under the Mayfield Indenture and as issuer of an irrevocable letter of credit in the face amount of $4,984,575 to provide funds for the payment of amounts owing on the Mayfield Bonds, as Mortgagees and Secured Parties.

1.140 Mayfield Indenture: means that certain Indenture of Trust, dated as of August 1, 1989, by and between the City of Mayfield, Kentucky, as Issuer, and Irving Trust Company, as Trustee, pursuant to which the Issuer issued $4,700,000 aggregate principal amount of its Variable Rate Demand Industrial Development Revenue Bonds (Seaboard Farms of Kentucky, Inc. Project) Series 1989 (“Mayfield Bonds”).

1.141 Mayfield Lease: means that certain Lease, dated as of August 1, 1989, by and between the City of Mayfield, Kentucky, as Lessor, and Seaboard Farms of Kentucky, Inc., as Lessee, pursuant to which (a) the Lessor leased the Mayfield Kentucky Property to the Lessee and (b) the Lessee has an option to purchase the Mayfield Kentucky Property for an amount equal to, and after deduction for any amounts then on deposit under the Mayfield Indenture and available therefore, the amount necessary to retire and redeem at the earliest permitted date all then outstanding Mayfield Bonds, pay all accrued interest, pay all fees and expenses of the Mayfield Trustee and other Persons described in Section 5.6(d) of the Mayfield Lease, and pay all amounts then due to the Issuer under the Mayfield Lease plus $100.00.

1.3 Subsection 3.1.2 is amended to read as follows:

3.1.2 Individual Syndication Party Share. No Syndication Party shall be required or permitted to fund a Term Advance (a) under the Floating Rate Tranche (i) in excess of an amount equal to its Individual Floating Rate Term Commitment, nor (ii) in a proportion in excess of the ratio of (1) such Syndication Party’s Individual Floating Rate Term Commitment less its Individual Term Outstanding Obligations arising out of the Floating Rate Tranche, (2) divided by the amount of the Floating Rate Term Commitment less the Individual Term Outstanding Obligations arising out of the Floating Rate Tranche of all Syndication Parties (“Individual Floating Rate Share”); or (b) under the Fixed Rate Tranche (i) in excess of an amount equal to its Individual Fixed Rate Term Commitment, nor (ii) in a proportion in excess of the ratio of (1) such Syndication Party’s Individual Fixed Rate Term Commitment less its Individual Term Outstanding Obligations arising out of the Fixed Rate Tranche, (2) divided by the amount of the Fixed Rate Term Commitment less the Individual Term Outstanding Obligations arising out of the Fixed Rate Tranche of all Syndication Parties (“Individual Fixed Rate Share”).

1.4 Subsection 3.1.4 is amended to read as follows:

3.1.4 Voluntary Converted Loan. Borrower shall not be entitled to request a Term Advance (other than the Hancock Payoff Advance) unless and until Borrower has made its election to convert $295,000,000.00 of the outstanding principal owing under the Revolving Loan to the Voluntary Converted Loan.

1.5 Section 3.3, including Subsections 3.3.1 and 3.3.2, are amended, and a new Subsection 3.3.3 is added, in each case to read as follows:

3.3 Fixed Rate Tranche and Floating Rate Tranche. Except as provided in Section 3.6 and Subsection 3.3.3 hereof with respect to the Hancock Payoff Advance, each Term Advance shall be divided between two tranches as follows:

3.3.1 Fixed Rate Tranche. A portion of such Term Advance determined by multiplying the amount of the Term Advance by the Term Loan Allocation Ratio applicable to the Fixed Rate Tranche, shall be identified as the “Fixed Rate Tranche” and shall bear interest as provided in Subsection 4.4.1 and shall be payable as provided in Section 5.3 hereof.

3.3.2 Floating Rate Tranche. A portion of such Term Advance determined by multiplying the amount of the Term Advance by the Term Loan Allocation Ratio applicable to the Floating Rate Tranche, shall be identified as the “Floating Rate Tranche” and shall bear interest as provided in Subsection 4.4.2 and shall be payable as provided in Section 5.3 hereof.

3.3.3 Hancock Payoff Advance. In the event that, as provided in Section 3.6 hereof, the Hancock Payoff Advance is funded as a Term Advance by Hancock, the amount of such Term Advance funded by Hancock shall be allocated to the Fixed Rate Tranche. To the extent that, as provided in Section 3.6 hereof, the Hancock Payoff Advance is funded as a Term Advance by Syndication Parties other than Hancock, the amount so funded shall be allocated between the Fixed Rate Tranche and the Floating Rate Tranche as provided in Subsections 3.3.1 and 3.3.2 hereof.

1.6 Section 3.6 is hereby amended to read as follows:

3.6 Term Advances; Funding. Borrower may request, and, except as provided below in this Section 3.6 with respect to the Hancock Payoff Advance, the Syndication Parties shall fund (a) their applicable Individual Term Pro Rata Share of the portion of each Term Advance allocable to the Fixed Rate Tranche; and (b) their applicable Individual Term Pro Rata Share of the portion of each Term Advance allocable to the Floating Rate Tranche, in each case, in the manner and within the time deadlines as provided in Section 9.2 hereof. In the event that Borrower requests a Term Advance for the purpose of paying in full all amounts owing under the Hancock Loan (“Hancock Payoff Advance”), such Term Advance shall (x) be in the full amount of Hancock’s Individual Term Lending Capacity (regardless of the amount owing under the Hancock Loan); and (y) be funded by Hancock as a Term Advance under the Fixed Rate Tranche, up to the amount of Hancock’s Individual Term Lending Capacity. In the event that the Hancock Payoff Advance is made but the amount owing under the Hancock Loan exceeds the amount of Hancock’s Individual Term Lending Capacity, the excess shall be funded by each of the Syndication Parties other than Hancock as provided in the first sentence of this Section 3.6 and in accordance with their respective Individual Term Pro Rata Shares, computed for such purpose by subtracting the amount of Hancock’s Individual Term Commitment from the Aggregate Term Commitment.

1.7 Subsection 9.2.3 is hereby amended to read as follows:

9.2.3 Funding Notice and Funding. The Administrative Agent shall, on or before 12:00 noon (Central time) of the same Banking Day, notify each Syndication Party (“Funding Notice”) of its receipt of each such Borrowing Notice and the amount of such Syndication Party’s Funding Share thereunder, after having made the adjustments, if any, required pursuant to Section 3.6 hereof. Not later than 2:00 P.M. (Central time) on the date of an Advance, each Syndication Party will make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, such Syndication Party’s Funding Share of such Advance as shown on such Funding Notice. After the Administrative Agent’s receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in Article 9 hereof, the Administrative Agent will make such Advance available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account.

1.6 Clauses (b) and (c) of Section 10.18, but only those clauses, are hereby amended to read as follows:

(b) Upon such time as Borrower, in addition to satisfying the requirements of clause (a) of this Section 10.18, shall, with respect to any such parcel of Additional Property, have provided to the Administrative Agent (i) a mortgagees’ title insurance policy (Standard Texas Mortgagees Policy Form with respect to Additional Property located in the State of Texas, and Standard ALTA form with respect to Additional Property located in states other than Texas) from an insurer acceptable to the Administrative Agent insuring the lien in favor of the Administrative Agent, on behalf of the Syndication Parties, as a first priority lien on each such parcel of Additional Property, subject only to Permitted Encumbrances, and (A) in such amount as the Administrative Agent shall require, (B) deleting the standard printed exceptions (including exceptions for mechanics liens and exceptions based on lack of adequate survey) and the gap exception, (C) containing only such exceptions to title as are reasonably acceptable to the Administrative Agent, (D) providing access coverage, and (E) containing such other endorsements as the Administrative Agent may reasonably require (but in any event including a revolving credit endorsement), (ii) a survey, which survey, the certifications thereon, and all information contained therein, shall be acceptable to the Administrative Agent, and shall contain a legal description and, except as specifically provided otherwise on Exhibit 10.18, shall, at a minimum, show the location of all structures, visible utilities, fences, hedges, or walls on the parcel and within 5 feet of all boundaries thereof, any conflicting boundary evidence or visible encroachments, and all easements, underground utilities, and tunnels for which properly recorded evidence is available; (iii) (A) Phase I environmental reports, satisfactory in form and content to the Administrative Agent, and (B) such Phase II environmental reports, or proof satisfactory to the Administrative Agent that Borrower has taken such remedial or other action as the Administrative Agent may reasonably require, in either case, based on the contents of such environmental reports; and (iv) an Appraisal, then such Additional Property shall be a part of the Collateral and shall be included in the Available Amount.

(c) Borrower may include in the Available Amount any leasehold interest in connection with any Additional Property where Borrower is a lessee under a recorded lease (1) calling for a rental payment equal to or in excess of $100,000.00 per annum, or (2) which has an Appraised Value, as demonstrated in the Appraisal required pursuant to clause (v) below, of no less than $2,000,000.00, or (3) which is described as follows: (A) that certain Lease by and between the City of Natchitoches and J-M Poultry Packing Company, Ltd., dated June 24, 1977, recorded June 28, 1977 in MOB 360, page 148 of the Records of Natchitoches Parish, Louisiana, and (B) that certain Lease by and between the City of Natchitoches and J-M Poultry Packing Company, Ltd., dated June 24, 1977 and recorded June 29, 1977 in MOB 360, page 134 of the Records of Natchitoches Parish, Louisiana; provided that, in each case described in clauses (1), (2), and (3), Borrower provides to the Administrative Agent, (i) a leasehold mortgage or deed of trust substantially in form and substance satisfactory to the Administrative Agent, (ii) a Title Policy and survey satisfying the requirements set forth in clause (b) of this Section 10.18 (modified as necessary to reflect a leasehold, rather than fee, interest), (iii) a lessor consent in form and content satisfactory to the Administrative Agent and containing such estoppels of the lessor of the leasehold estate as the Administrative Agent shall require; (iv) (A) Phase I environmental reports, satisfactory in form and content to the Administrative Agent, and (B) such Phase II environmental reports, or proof satisfactory to the Administrative Agent that Borrower has taken such remedial or other action as the Administrative Agent may reasonably require, in either case, based on the contents of such environmental reports; and (v) an Appraisal.

1.7 Exhibits 1.134 and 1.138 shall be added in the form of Exhibit 1.134 and Exhibit 1.138 hereto.

2. Conditions to Effectiveness of this First Amendment. The effectiveness of this First Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1 Delivery of Executed Loan Documents. Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following documents, each duly executed by Borrower and any other party thereto:

A. This First Amendment

2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this First Amendment.

2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this First Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.

3. General Provisions.

3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions. Capitalized terms used, but not defined, in this First Amendment shall have the meaning set forth in the Credit Agreement.

3.4 Severability. Should any provision of this First Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this First Amendment and all remaining provision of this First Amendment shall be fully enforceable.

3.5 Governing Law. To the extent not governed by federal law, this First Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings. The captions or headings in this First Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this First Amendment.

3.7 Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this First Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	CoBank, ACB

	By:	/s/ Brian J. Klatt
	Name:	Brian J. Klatt
	Title:	Senior Vice President

BORROWER:	Pilgrim’s Pride Corporation

	By:	/s/ Richard A. Cogdill
	Name:	Richard A. Cogdill
	Title:	Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES:	CoBank, ACB

	By:	/s/ Brian J. Klatt
	Name:	Brian J. Klatt
	Title:	Senior Vice President

Agriland, FCS

	By:	/s/ Roger Brist
	Name:	Roger Brist
	Title:	Chief Executive Officer

Deere Credit, Inc.

	By:	/s/ Raymond L. Murphey
	Name:	Raymond L. Murphey
	Title:	Senior Account Credit Manager

Bank of the West

By:	/s/ Lee Rosin
Name:	Lee Rosin
Title:	Regional Vice President

John Hancock Life Insurance Company

By:	/s/ Kenneth L. Warlick
Name:	Kenneth L. Warlick
Title:	Managing Director

The Variable Annuity Life Insurance Company

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Managing Director

The United States Life Insurance Company in the City of New York

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Managing Director

Merit Life Insurance Co.

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Managing Director

American General Assurance Company

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Managing Director

AIG International Group, Inc.

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Managing Director

AIG Annuity Insurance Company

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Managing Director

Transamerica Life Insurance Company

By:	/s/ Steven Noonan
Name:	Steven Noonan
Title:	Vice President

The CIT Group/Business Credit, Inc.

By:	/s/ Mike Ryno
Name:	Mike Ryno
Title:	Vice President

Metropolitan Life Insurance Company

By:	/s/ Steven D. Craig
Name:	Steven D. Craig
Title:	Director

13